                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      EN POINTE TECHNOLOGIES, INC
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          EN POINTE TECHNOLOGIES, INC.
                      100 N. SEPULVEDA BLVD., 19(TH) FLOOR
                              EL SEGUNDO, CA 90245

                               February 14, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of En Pointe Technologies, Inc. (the "Company") to be held at 8:00 A.M. on Friday, March 17, 2000, in the Marina/Manhattan Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245.

    At the Annual Meeting you will be asked to elect five directors of the Company, to approve and ratify an amendment to the certificate of incorporation to increase the number of authorized shares of common stock, and to approve the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending September 30, 2000. All of these matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the Annual Meeting. However, whether or not you plan to be with us at the Annual Meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                          Very truly yours,
                                          Bob Din
                                          Chief Executive Officer and Chairman
                                          of the Board of Directors

                          EN POINTE TECHNOLOGIES, INC.
                    100 N. SEPULVEDA BOULEVARD, 19(TH) FLOOR
                          EL SEGUNDO, CALIFORNIA 90245

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 17, 2000

                            ------------------------

To the Stockholders of
En Pointe Technologies, Inc.:

    The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of En PointeTechnologies, Inc. (the "Company"), will be held at 8:00 A.M. on Friday, March 17, 2000, in the Marina/Manhattan Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245, for the following purposes as more fully described in the accompanying Proxy Statement, which is incorporated herein by reference:

    (1) To elect the five directors to the Board of Directors; and

    (2) To approve and ratify an amendment to the certificate of incorporation to increase authorized common stock from 15,000,000 to 40,000,000; and

    (3) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending September 30, 2000; and

    (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors intends to present for election as directors the nominees named in the accompanying Proxy Statement, whose names are incorporated herein by reference.

    Stockholders of record at the close of business on January 28, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting in person may revoke their proxy and vote their shares in person. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                          By Order of the Board of Directors
                                          Robert Mercer
                                          ASSISTANT SECRETARY

February 14, 2000

                          EN POINTE TECHNOLOGIES, INC.
                    100 N. SEPULVEDA BOULEVARD, 19(TH) FLOOR
                          EL SEGUNDO, CALIFORNIA 90245

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 17, 2000

    This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of En Pointe Technologies, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of the enclosed proxy for use at the Annual Meeting of Stockholders to be held on Friday, March 17, 2000 (the "Annual Meeting"), or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters which will come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their best judgment.

    Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to shareholders on or about February 14, 2000 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum at the Annual Meeting otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

    A proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Any stockholder who gives a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. All proxies properly executed and returned will be voted in accordance with the instructions specified thereon. If no instructions are given, proxies will be voted FOR approval of Proposals Nos. 1, 2, and 3 as set forth in the accompanying Notice of Annual Meeting of Stockholders.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on January 28, 2000 are entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. On January 28, 2000 there were 6,267,542 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.

    Proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. The effect of proxies marked "withheld" as to any director nominee or "abstain" as to a particular proposal and broker non-votes on Proposals Nos. 1 and 2 is discussed under each respective Proposal.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of January 20, 2000 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table (see "Executive Compensation") and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED (1)
                                                              -----------------------
NAME OF BENEFICIAL OWNER                                       NUMBER     PERCENTAGE
------------------------                                      ---------   -----------
Attiazaz "Bob" Din(2).......................................    653,702      10.5%
Naureen Din(2)..............................................    653,702      10.5%
Zubair Ahmed(3).............................................    807,396      13.0%
Mark Briggs.................................................     14,667       0.2%
Verdell Garroutte...........................................      8,334       0.1%
Javed Latif(4)..............................................     52,860       0.8%
Jacob J. Stettin............................................     17,377       0.3%
Kevin Schatzle(5)...........................................     95,836       1.5%
Ellis Posner(6).............................................     48,220       0.8%
Ali Mohyuddin Din(7)........................................    311,551       5.0%
Mediha M. Din(7)............................................    311,551       5.0%
All executive officers and directors as a group (9
  persons)(8)...............................................  2,352,094      37.8%

------------------------

(1) Applicable percentage of ownership at January 20, 2000, is based, upon 6,218,932 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 20, 2000 are deemed outstanding for computing the shares and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2) Bob and Naureen Din are married, and each may therefore be deemed to have a beneficial interest in each other's shares of Common Stock. Does not include 311,551 shares of Common Stock owned of record by Mediha Din, Mr. and Mr. Din's minor child. The address of Mr. and Mrs. Din is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245. Mr. and Mrs. Din have each disclaimed beneficial ownership in each other's shares. Includes 50,000 shares issuable upon exercise of options.

(3) The address of such stockholder is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(4) Includes 1,340 shares issuable upon exercise of options within 60 days of January 20, 2000.

(5) Includes 1,120 shares issuable upon exercise of options within 60 days of January 20, 2000.

(6) Includes 2,680 shares issuable upon exercise of options within 60 days of January 20, 2000.

(7) Ali Mohyuddin Din and Mediha M. Din are the children of Bob and Naureen Din. The address of such stockholders is at the Company's principal executive offices, 100 North Sepulveda Boulevard, 19th Floor, El Segundo, California 90245.

(8) Includes 5,140 shares issuable upon exercise of options within 60 days of January 20, 2000.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    Currently, there are five (5) members of the Board of Directors. Directors are elected at each annual stockholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five (5) nominees named below. All of the nominees presently are directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve. The names and certain information concerning the five (5) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

    The nominees, their ages, the year in which each first became a director of the Company and their principal occupations or employment during the past five years are as follows:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Attiazaz "Bob" Din........................     47      Chairman of the Board, Chief Executive
                                                       Officer and President

Naureen Din...............................     45      Secretary and Director

Zubair Ahmed..............................     47      Director

Verdell Garroutte(1)......................     56      Director

Mark Briggs(1)............................     43      Director

------------------------

(1) Member of Audit Committee and Compensation Committee

    ATTIAZAZ "BOB" DIN is a founder of the Company and has served in various capacities with the Company since its inception in January 1993. Mr. Din has served as a director since April 1994, and as the Chairman of the Board and Chief Executive Officer of the Company since January 1996. Mr. Din previously served as the Company's President from April 1994 to September 1997. Prior to founding the Company, from November 1985 to January 1993, Mr. Din served as Chairman of the Board of Directors, President and Chief Executive Officer of InfoSystems Computer Center, a Southern California-based reseller of computer products ("InfoSystems"). On January 8, 1999, Mr. Din resumed the office of President.

    NAUREEN DIN is a founder of the Company and currently serves as Secretary and as a director of the Company. Ms. Din previously served as President from the Company's inception in January 1993 to April 1994, as Chief Executive Officer from the Company's inception until January 1996 and as Chief Financial Officer from the Company's inception until October 1995. Ms. Din was not employed immediately prior to January 1993. Ms. Din is the wife of Bob Din.

    ZUBAIR AHMED has been a director of the Company since April 1994. Mr. Ahmed previously served as an Executive Vice President of the Company from April 1994 to December 1995 and as Director of Business Development of the Company from May 1993 to April 1994. From January 1989 to April 1993, Mr. Ahmed served as the General Manager of Inter Equipment Establishment, a seller of heavy equipment.

    VERDELL GARROUTTE has been a director of the Company since May 1996.
Mr. Garroutte formerly served as the Chief Executive Officer of First Source International, Inc., the predecessor company to firstsource.com, a computer products reseller from April 1997 to May of 1998. Mr. Garroutte has been a financial consultant, for both the Company and firstsource.com, a subsidiary of the Company from October 1994 to the present. From May 1993 to October 1993, Mr. Garroutte was employed by the Company as a part-time employee and consultant. From January 1994 until September 1994, Mr. Garroutte served as the Chief Financial Officer of Kelly Micro Systems, Inc., a manufacturer of memory components for personal computers. From December 1985 until May 1991, Mr. Garroutte served in various positions at Vanstar Corporation (formerly Computerland Corporation), a personal computer retailer, including Vice-President and Treasurer.

    MARK BRIGGS has been a director of the Company since March 1998. Since January 1997, Mr. Briggs has been the President and Chief Executive Officer of ClientLogic Corporation (formerly Softbank Services Group), a leading outsourcer to the digital marketplace. From January 1993 through the end of 1996, Mr. Briggs served as the President and Chief Executive Officer of Intelligent Electronics, Reseller Division. Mr. Briggs is also a director for firstsource.com, a subsidiary of the Company.

    The Board of Directors of the Company held four (4) meetings during the fiscal year ended September 30, 1999. Each incumbent director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. Bob Din and Naureen Din are husband and wife. Javed Latif, the CFO, is the brother-in-law of Bob Din. There are no other family relationships among any of the directors or executive officers of the Company.

    For the fiscal year 1999, Mr. Garroutte and Mr. Briggs served on the Audit Committee. The functions of the Audit Committee include recommending to the Board of Directors the retention of the independent auditors, reviewing the scope of the annual audit undertaken by the Company's independent auditors and the progress and results of their work, and reviewing the financial statements of the Company and its internal accounting and auditing procedures. The Audit Committee held two meetings during fiscal 1999.

    The Compensation Committee of the Board of Directors was composed of Mr. Garroutte and Mr. Briggs. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company's 1996 Stock Incentive Plan and Employee Stock Purchase Plan, subject to the provisions set forth in each plan, and considering such other matters as maybe referred to the Compensation Committee by the Board of Directors from time to time. There were two meetings of the Compensation Committee during fiscal 1999.

    The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

DIRECTORS' COMPENSATION

    The Company's directors do not receive cash compensation for attendance at Board of Directors or committee meetings, but may be reimbursed for certain expenses in connection with attendance at Board of Directors and committee meetings. The Company's 1996 Stock Incentive Plan provides that each non-employee director of the Company shall automatically be granted a non-qualified option to purchase 5,000 shares of Common Stock upon his or her election and reelection to the Board of Directors so long as such reelection occurs at least twelve months after his or her initial election to the Board of Directors of the Company. The option price of such options is at 80% of the fair market value of the Common Stock on the date such director is elected or reelected, as the case maybe, and shall become exercisable with respect to one-third ( 1/3) of the shares subject to such option three (3) months after such election or reelection, one-third ( 1/3) of such shares nine (9) months after such election or reelection and the remaining one-third

( 1/3) of such shares twenty-seven (27) months after such election or reelection. The term of such options shall be ten years.

VOTE REQUIRED

    The five nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast "FOR" a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Broker non-votes and proxies marked "withheld" as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

EXECUTIVE OFFICERS

    JAVED LATIF, 50, has served as Executive Vice President of the Company since May 1994, and as Chief Financial Officer of the Company since January 1, 1999. Prior to that time, Mr. Latif served as the Controller of the Company from April 1993 until May 1994. Prior to joining the Company, Mr. Latif served as the Controller and Chief Financial Officer of InfoSystems from November 1985 to January 1993. Mr. Latif is Bob Din's brother-in-law.

    KEVIN B. SCHATZLE, 38, has served as Senior Vice President of the Company since July 1995. Prior to that time, Mr. Schatzle served as Vice President of Sales of the Company from March 1993 until July 1995. Prior to joining the Company, Mr. Schatzle was employed by InfoSystems from June 1990 to
January 1993, where he served as Product Manager and then Director of Sales. From 1987 to June 1990, Mr. Schatzle was employed by the Hewlett-Packard Company where he was responsible for the sales force automation program in Southern California. Effective October 1, 1999, Mr. Schatzle resigned his position with the Company to become the President of Supplyaccess, Inc., a subsidiary of the Company.

    ELLIS M. POSNER, 47, has served as Vice President of Sales of the Company since July 1995. Prior to that time, Mr. Posner served as Regional Sales Director of the Company for the Northwest region from June 1993 until July 1995. From May 1990 to May 1993, Mr. Posner worked for Vanstar Corporation, a computer products reseller, as Area Director in Charge of West Coast Operations.

EXECUTIVE COMPENSATION
  SUMMARY COMPENSATION TABLE

The following table shows compensation paid or accrued to the Chief Executive Officer and the four other most highly compensated officers of the Company (the "Named Executive Officers"), who were employed by the Company during the fiscal year ended September 30, 1999.

                                                                                     LONG TERM
                                                                                COMPENSATION AWARDS
                                                                               ---------------------
                                           ANNUAL COMPENSATION (1)                  SECURITIES
NAME AND PRINCIPAL         FISCAL    ------------------------------------           UNDERLYING
POSITION                    YEAR      SALARY        BONUS         OTHER             OPTIONS(#)
------------------        --------   --------      --------      --------      ---------------------
Attiazaz Bob Din (2)....    1999     $835,590(3)   $     --      $    --              500,000(12)
Chairman of the Board,      1998      500,000            --           --                   --
  Chief Executive           1997      437,500       202,864(4)        --               50,000
  Officer and President

Javed Latif.(5).........    1999     $168,422      $200,004(6)        --              150,000(12)
Executive Vice President    1998      168,422        73,019(6)        --               25,000
  and Chief Financial       1997      151,000        81,001(6)        --               50,000
  Officer

Jacob J. Stettin (7)....    1999     $150,000       100,000(8)        --               75,000(12)
Senior Vice President       1998      150,000        50,000(8)        --               10,000
  and General Counsel       1997       57,404            --           --               10,000

Kevin Schatzle..........    1999     $150,000      $100,004(9)        --              150,000(12)
Senior Vice President       1998      150,000       395,418(9)        --               20,000
                            1997      150,000       689,860(9)        --               50,000

Ellis Posner............    1999     $153,208      $ 98,583(10)  $54,000(11)           50,000(12)
Senior Vice President of    1998      158,026       120,500(10)   41,500(11)           50,000
  Sales                     1997      123,000       106,094(10)       --               10,000

------------------------

(1) Does not include the value of perquisites and other personal benefits granted to the Named Executive Officers which in the aggregate did not exceed the lesser of $50,000 or 10% of such officer's salary and bonus.

(2) Mr. Din was appointed Chief Executive Officer in January 1996 and became President of the Company on January 8, 1999.

(3) Includes $104,167 compensation for services rendered to and paid by the Company's subsidiary, firstsource. com, for the a two month period from May 1, 1999 through June 30, 1999. Also, includes a payment by the Company of $314,757 for accrued vacation.

(4) Consists of a bonus payment payable pursuant to an April 1997 amendment to Mr. Din's employment agreement. See "--Employment Agreements."

(5) Mr. Latif was appointed Chief Financial Officer on January 1, 1999.

(6) Consists of a payment payable pursuant to the establishment of a bonus plan for Mr. Latif in May 1997.

(7) Mr. Stettin joined the Company as General Counsel on May 7, 1997 and was appointed Senior Vice President on May 6, 1999.

(8) Consists of a bonus payment payable pursuant to Mr. Stettin's employment agreement in effect since fiscal 1997.

(9) Includes $374,583 and $589,860 of sales commission payments for the fiscal years 1998 and 1997, respectively, with the remainder consisting of a bonus payable pursuant to Mr. Schatzle's employment agreement. For fiscal year 1999, only bonus under the employment agreement was paid.

(10) Consists of a bonus payment payable pursuant to Mr. Posner's employment agreement in effect since fiscal 1997.

(11) Other compensation consists of unaccountable allowances for auto ($12,000 and $9,000) and expenses ($42,000 and $32,500) for the fiscal years 1998 and 1997 respectively.

(12) Relates to stock options granted by the Company's subsidiary, firstsource.com

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth stock options granted to the Named Executive Officers during fiscal 1999:

                                                      INDIVIDUAL GRANTS
                               ---------------------------------------------------------------             POTENTIAL
                                                   PERCENT OF                                          REALIZABLE VALUE
                                                     TOTAL                                                AT ASSUMED
                                   NUMBER           OPTIONS                                              ANNUAL RATES
                                     OF             GRANTED                                             OF STOCK PRICE
                                 SECURITIES            TO                                                APPRECIATION
                                 UNDERLYING        EMPLOYEES                                            FOR OPTION TERM
                                  OPTIONS           IN LAST         EXERCISE      EXPIRATION      ---------------------------
NAME                              GRANTED         FISCAL YEAR         PRICE          DATE             5%              10%
----                           --------------    --------------    -----------   -------------    ----------       ----------
Attiazaz Bob Din.............          --               --           $    --             --       $       --       $       --
                                  500,000(1)          9.0%            0.1375(2)     5/10/09        1,100,566(3)     2,789,049(3)
Javed Latif..................          --               --                --             --               --               --
                                  150,000(1)          2.7%             0.125(2)     5/10/09          330,170(3)       836,715(3)
Jacob S. Stettin.............          --               --                --             --               --               --
                                   75,000(1)          1.4%             0.125(2)     5/10/09          165,085(3)       418,357(3)
Kevin Schatzle...............          --               --                --             --               --               --
                                  150,000(1)          2.7%             0.125(2)     5/10/09          330,170(3)       836,715(3)
Ellis Posner.................          --               --                --             --               --               --
                                  150,000(1)          2.7%             0.125(2)     5/10/09          330,170(3)       836,715(3)

FISCAL 1999 YEAR END OPTION VALUES:

                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                      UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                    OPTIONS AT FISCAL YEAR END            FISCAL YEAR END
                                  ------------------------------   -----------------------------
NAME                              EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                              ------------    --------------   ------------   --------------
Attiazaz Bob Din................     50,000               --        $   62,500(4)    $    --
                                    500,000(1)            --        $1,681,250(3)         --
Javed Latif.....................     50,180           16,070        $   63,029(4)    $47,206(4)
                                    150,000(1)            --        $  506,250(3)         --
Jacob S. Stettin................     16,667            3,333        $   16,667(4)    $ 5,833(4)
                                     75,000(1)            --        $  253,125(3)         --
Kevin Schatzle..................     93,644           12,856        $  158,775(4)    $37,765(4)
                                    150,000(1)            --        $  506,250(3)         --
Ellis Posner....................     42,860           32,140        $  122,214(4)    $94,411(4)
                                     50,000(1)            --        $  168,750(3)         --

------------------------

(1) Option grants related to firstsource.com, the Company's subsidiary.

(2) The market price per share of firstsource.com common stock on the day of grant was $3.50.

(3) Based on a per share price of $3.50, the price per share of common stock of the Company's subsidiary, firstsource.com, sold in a private placement on July 28, 1999.

(4) Based on a per share price of $10.75, the closing price of the Common Stock as reported on the Nasdaq National Market on September 30, 1999 for En Pointe Technologies, Inc.

STOCK OPTION AND PURCHASE PLANS
  1996 STOCK PLAN

    The En Pointe Technologies, Inc. 1996 Stock Incentive Plan, as amended (the"1996 Stock Plan") was adopted by the Company's Board of Directors and stockholders in March 1996 and provides for the granting of "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non statutory options and rights to purchase Common Stock. Incentive stock options may be granted only to employees of the Company and its subsidiaries. Non statutory options and rights to purchase Common Stock may be granted to employees and consultants to the Company and its subsidiaries. A participant may not receive a grant of an option for or the right to purchase more than 275,000 shares of Common Stock in any calendar year period.

    The 1996 Stock Plan authorizes up to 1,260,000 shares of the Company's Common Stock for issuance. If options or rights to purchase are forfeited or any shares of Common Stock are reacquired by the Company pursuant to an option or right to purchase agreement, those shares are again available for grant under the 1996 Stock Plan. The 1996 Stock Plan is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"), which has sole discretion and authority, consistent with the provisions of the 1996 Stock Plan, to determine which eligible participants will receive options and/or purchase rights, the time when options and/or purchase rights will be granted, the terms of options and/or purchase rights granted and the number of shares which will be subject to options and/or purchase rights granted under the 1996 Stock Plan. However, there is a formula grant to non-employee directors. As of January 20, 2000, of the 1,260,000 shares of the Company's common stock authorized for issuance under the stock plan, 326,453 shares have been issued upon exercise of options previously granted, options to purchase 774,587 shares have been granted and are currently outstanding, of which 374,793 shares are exercisable as of such date.

    The exercise price of incentive stock options is determined by the Compensation Committee, but which must be not less than the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Non statutory options shall have such exercise price as determined by the Compensation Committee, but which shall not be less than 80% of the fair market value per share of Common Stock on the date the option is granted. The Compensation Committee has the authority to determine the time or times at which options granted under the 1996 Stock Plan become exercisable, provided that options expire no later than ten years from the date of grant (five years with respect to holders of incentive stock options who own at least 10% of the outstanding Common Stock). Options and purchase rights are nontransferable, other than upon death by will or the laws of descent and distribution. A right to purchase Common Stock gives the offeree the right to purchase a number of shares of Common Stock for a period and at a price (which may be less than fair market value) all as determined by the Compensation Committee, and subject to such other terms, conditions and restrictions as are established by the Compensation Committee and set forth in the applicable stock purchase agreement. As of January 20, 1999, no rights to purchase Common Stock had been granted under the 1996 Stock Plan. In the event of a "change in control" of the Company, all outstanding options and rights to purchase Common Stock will become fully vested and immediately exercisable. A change in control means generally (i) the acquisition by a person or group of more than 50% of the outstanding securities of the Company, (ii) a merger or consolidation in which the Company is not the survivor, (iii) the sale or disposition of substantially all of the assets of the Company, (iv) a liquidation or dissolution of the Company, or (v) or reverse merger in which more than 50% of the combined voting power of the Company's outstanding securities are transferred. The Board of Directors may, in its discretion, amend or terminate the 1996 Stock Plan. However, no amendment or termination may adversely affect a participant's rights as to prior grants. The Plan shall terminate in any event on March 1, 2006.

EMPLOYEE STOCK PURCHASE PLAN

    The En Pointe Technologies, Inc. Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and stockholders in March 1996 and, as amended, covers an aggregate of 500,000 shares of Common Stock. The Purchase Plan, which is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code, will be implemented by six-month offerings with purchases occurring at six-month intervals. The Purchase Plan is administered by the Compensation Committee. Employees are eligible to participate if they are employed by the Company for at least 20 hours per week, are customarily engaged for more than five months per calendar year and if they have been employed by the Company or a designated subsidiary for at least 90 days. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions, which may not exceed 20% of an employee's annual compensation. The maximum number of shares of Common Stock that an employee may purchase during any offering period is 2,500 and during any calendar year is $25,000 (determined using the fair market value at the grant date). The price of Common Stock purchased under the Purchase Plan will be 85% of the lower of the fair market value of the Common Stock at the beginning of the six-month offering period or the applicable purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically upon termination of employment. The Board of Directors may at any time amend or terminate the Purchase Plan, except that no such amendment or termination may adversely affect shares previously purchased under the Purchase Plan, and amendments which (i) increase the number of shares that may be issued under the Plan, (ii) materially modify eligibility requirements or
(iii) materially increase the benefits accruing to participants, must have stockholder approval. The Purchase Plan will terminate on October 31, 2006.

EMPLOYMENT AGREEMENTS

    Mr. Din's employment agreement with the Company was originally entered into as of March 1, 1996, and was amended in April 1997. This agreement provides for an annual base salary of $500,000, plus, beginning in April 1997, a bonus equal to 3.5% of the Company's pre-tax net income (if $4.5 million or greater) and terminates on the later of (i) the fifth anniversary of the date the agreement was entered into, or (ii) five years following the date on which either Mr. Din or the Company gives a notice of non-renewal or termination. Upon termination of Mr. Din's employment agreement by the Company for reason other than "cause", as defined in the employment agreement, or by Mr. Din for "good reason", as defined in the employment agreement, Mr. Din will be entitled to receive, as severance pay, guaranteed monthly salary payments in the amount of Mr. Din's current salary for a period of five years, plus the payment of certain additional benefits, such as health insurance for the same term. However, Mr. Din's agreement prohibits him from competing with the Company for five years following the date of his termination. Pursuant to his employment agreement, Mr. Din is obligated, subsequent to his termination, to offer first to the Company any block of 50,000 shares or more of the Company's Common Stock offered by him or his wife for sale, if offered for sale other than pursuant to an over-the-counter or exchange transaction.

    Mr. Din's agreement also contains confidentiality, intellectual property rights and dispute resolution provisions. In fiscal 1996, the Company entered into employment agreements with each of Javed Latif and Kevin Schatzle. Each of these agreements has a five-year term ending in 2001, with an automatic three-year extension. Mr. Latif's and Mr. Schatzle's agreements provide for annual base salaries of $151,000 and $150,000, respectively. Beginning in April 1997, Mr. Latif became entitled to a quarterly bonus equal to 2.5% of the Company's pre-tax net income in that quarter beginning on July 1, 1997. In addition, each of Mr. Latif and Mr. Schatzle is entitled to receive a minimum of four weeks annual vacation, an automobile allowance of at least $1,500 per month as well as medical and disability insurance. The Board of Directors may also, at its discretion, award each of Mr. Latif and Mr. Schatzle a bonus, with such bonus to be paid consistent with executive bonus programs of the Company, if any, in existence during any of Mr. Latif's or Mr. Schatzle's period of employment with the Company. These agreements also provide for severance payments consisting of twelve months' salary in the event that the Company terminates either of Mr. Latif's or Mr. Schatzle's employment without "cause" (as defined in each of Mr. Latif's or Mr. Schatzle's employment agreement) or if either of Mr. Latif or Mr. Schatzle terminates his employment with the Company for "good reason" (as defined in each of Mr. Latif's and Mr. Schatzle's employment agreement). These agreements may be terminated by the Company with or without "cause." These agreements contain additional provisions regarding benefits and dispute resolution.

    Mr. Stettin's employment agreement with the Company was entered into May 7, 1997. The agreement provides an annual salary of $150,000 with a $50,000 bonus payable upon the discretion of the Board of Directors. In addition the agreement provides a $2,500 bonus for each successful acquisition completed by the Company and severance pay equal to one year's base salary. The agreement contains confidentiality, conflict of interest, and non-compete provisions.

    Effective October 1, 1997, the Company entered into an employment agreement with Ellis Posner, pursuant to which Mr. Posner is entitled to receive an annual salary of $149,000 plus a monthly draw of $7,583 against any bonus payable to Mr. Posner, an accountable expense allowance, an automobile allowance of $1,000 per month, up to three weeks of paid vacation per year and certain other employee benefits such as medical and disability insurance. Mr. Posner is entitled to a quarterly bonus based upon the number of new sales offices opened each quarter, a guaranteed quarterly bonus of $25,000 and a quarterly bonus based upon the Company meeting certain revenue targets. Mr. Posner's employment agreement is scheduled to terminate on October 1, 2000. The agreement may be terminated by the Company with or without "cause" by written notice of the Company. In the event the Company terminates his employment without "cause" or if Mr. Posner terminates his agreement for "good reason," the Company shall pay a cash severance payment equal to twelve (12) months' total base salary. Under the terms of the agreement, Mr. Posner is prohibited from competing with the Company for a period of twelve (12) months following the date of his termination. The agreement contains additional provisions regarding benefits and dispute resolution.

OTHER COMPENSATION ARRANGEMENTS
  401(K) PLAN

    Effective as of July 1993, the Company adopted the En Pointe
Technologies, Inc. Employee Savings Plan (the "401(k) Plan"), which is a retirement profit sharing plan that covers all U.S. employees of the Company who are 21 years old or older and have completed six months of service. The 401(k) Plan provides that employees may elect to defer, in the form of contributions to the 401(k) Plan, up to 20% of the total compensation that would otherwise be paid to the employee. However, the administrator of the 401(k) Plan has adopted a policy of limiting the contributions of employees whose annual total compensation is equal to or less than $66,000 to up to 15% of total compensation, and limiting the contributions of employees whose annual total compensation is greater than $66,000 to up to 8% of total compensation that would otherwise be paid to the employee, in either case not to exceed $10,000 in 1999 (subject to adjustment annually as provided in the Code). The Company may make discretionary matching contributions to the 401(k) Plan, but the Company has not made any contributions to the 401(k) Plan to date. Contributions are held under a group annuity contract and are invested in selected eligible investments. Employee contributions are fully vested and non forfeitable at all times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Company's Compensation Committee during the fiscal year ended September 30, 1999 consisted of Mark Briggs and Verdell Garroutte, neither of whom has served as an executive officer or employee of the Company or any of its subsidiaries for the five years ending September 30, 1999.

CERTAIN TRANSACTIONS

    The brother of Bob Din in December of 1999 acquired a 9% interest in CCI. CCI is a corporation that sells memory products and accounted for about 3% of the Company's purchases during the 1999 fiscal year.

    Javed Latif, Chief Financial Officer, borrowed funds from the Company during the 1999 fiscal year. The maximum so borrowed was $84,500, which was subject to interest at 8% and was reduced to $60,000 at September 30, 1999.

SECTION 16(A)
  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon its review of the copies of Forms 3, 4, and 5 amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock were made with respect to the Company's fiscal year ended September 30, 1999.

REPORT OF THE COMPENSATION COMMITTEE

    The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended September 30, 1999. The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's senior management and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The salary and performance bonus of Bob Din, the Company's Chief Executive Officer, is determined in accordance with Mr. Din's Employment Agreement with the Company (see "Employment Agreements," above). The Compensation Committee met two times during the fiscal year ended September 30, 1999.

COMPENSATION POLICIES AND OBJECTIVES

    The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to the Company's executive compensation program, and each is consistent with the stated philosophy as follows:

    - BASE SALARY. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable computer software and systems companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company's executives.

    - ANNUAL BONUS. Annual bonuses for executives and other key employees are tied directly to the Company's financial performance as well as individual performance. The purpose of annual cash bonuses are to reward executives for achievements of corporate, financial and operational goals.

      Annual cash bonuses are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid.

    - LONG-TERM INCENTIVES. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded if the Company and individual goals are achieved or exceeded. The Compensation Committee previously has followed the practice of granting options annually on terms which provide that the options become exercisable in three (3) equal installments over a 27-month period. Beginning in August of 1998, most options were granted with a 48-month vesting period with pro-rata monthly vesting. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer term growth in share prices important for those receiving options.

FISCAL YEAR 1999 COMPENSATION

    The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 1999 will exceed the $1 million limit per officer. The Company's 1996 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          The Compensation Committee of
                                          the Board of Directors
                                          Mark Briggs
                                          Verdell Garroutte

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOREGOING REPORT AND THE PERFORMANCE GRAPH ON PAGE 10 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                            STOCK PERFORMANCE GRAPH

    Set forth below is a line graph comparing the cumulative stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Technology Index for the period that commenced May 8, 1996, the date on which the Company's Common Stock was first registered under the Exchange Act, and ended on September 30, 1999. The Performance Graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN*
AMONG EN POINTE TECHNOLOGIES, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX, AND
THE HAMBRECHT & QUIST TECHNOLOGY INDEX
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                COMPARISON OF 41 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG EN POINTE TECHNOLOGIES, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                              5/8/96  9/96  9/97  9/98  9/99
EN POINTE TECHNOLOGIES          $100  $133  $263   $86  $134
NASDAQ STOCK MARKET (U.S.)      $100  $104  $143  $145  $236
HAMBRECHT & QUIST TECHNOLOGY    $100  $100  $150  $139  $268

------------------------

* $100 INVESTED ON 5/8/96 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING SEPTEMBER 30.

                                   PROPOSAL 2

                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

    The Company's Certificate of Incorporation currently authorizes the issuance of up to 15,000,000 shares of common stock. As of the January 20, 2000, the Company had 6,218,932 shares of common stock issued and outstanding, and an additional 1,204,195 shares of common stock reserved for issuance under stock option plans and warrants. This leaves approximately 7,576,873 shares of common stock currently available for other purposes.

    At the Annual Meeting, the stockholders of the Company will be asked to approve amendments to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 40,000,000. If the stockholders approve this Proposal 2, the first paragraph of Article 4 of the Company's Certificate of Incorporation will be amended to read in its entirety as follows:

    "SECTION 1. AUTHORIZED SHARES. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is forty-five million (45,000,000) shares, consisting of (i) forty million (40,000,000) shares of Common Stock, $0.001 par value per share, and (ii) five million (5,000,000) shares of Preferred Stock, $0.001 par value per share."

On January 21, 2000, the Board of Directors unanimously approved, subject to stockholder approval, the foregoing amendment to the Company's Certificate of Incorporation.

REASONS FOR THE AMENDMENT

    The Company's reserve of authorized but unissued shares of common stock has been substantially depleted in recent years as a result of the Company's financing activities through the sale of common stock, the issuance of warrants and the granting of stock options under stock option plans. The proposed amendment to the Company's Certificate of Incorporation will increase the number of authorized shares of common stock from 15,000,000 to 40,000,000. The Board of Directors has decided to increase the authorized number of shares of common stock in order to provide that the Company will have a sufficient number of authorized and unissued shares of common stock for corporate opportunities, such as additional stock offerings, acquisitions, stock splits, stock dividends and compensation plans. There are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of authorized common stock (other than outstanding warrants and issuances permitted or required under the Company's stock option plans or awards made pursuant to those plans). While this is not the intent of this Proposal 2, in addition to general corporate purposes, the proposed share increase can be used to make a change in control of the Company more difficult. See "Potential Anti-Takeover Effect of Authorized Securities" below.

    The additional shares of common stock for which authorization is sought would be identical to the shares of common stock of the Company authorized prior to approval of this Proposal 2. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership of the Company.

    As of the Record Date, no shares of the Corporation's preferred stock, of which 5,000,000 shares are authorized, were issued or outstanding. No increase in the number of authorized shares of preferred stock of the Company is proposed or anticipated at the present time.

    If approved, the increased number of authorized shares of common stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve, and no further vote of the stockholders of the Company will be required, except as provided under Delaware law or under applicable stock exchange or stock market rules. The availability of additional shares for issuance, without the delay and expense of obtaining stockholder approval at a special meeting, will restore the Company's flexibility to issue common stock to a level that the Board of Directors believes is advisable.

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED SECURITIES

    The increase in the authorized common stock may facilitate certain anti-takeover devices that may be advantageous to management if management attempts to prevent or delay a change of control. The Board of Directors could create impediments to a takeover or transfer of control of the Company by causing such additional authorized shares to be issued to a holder or holders who might side with the Board of Directors in opposing a takeover bid. In this connection, the Board of Directors could issue shares of common stock to a holder that would thereby have sufficient voting power to assure that certain types of proposals would not receive the requisite stockholder vote, including any proposal to remove directors, to accomplish certain business combinations opposed by the Board of Directors, or to alter, amend or repeal provisions in the Company's Certificate of Incorporation or Bylaws relating to any such action. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity, through the acquisition of a substantial number of shares of common stock, to acquire control of the Company, since the issuance of such shares could dilute the common stock ownership of such person or entity. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving the Company. By use of such anti-takeover devices, the Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of the common stock. At the present time, the Company is not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of the Company, and this Proposal 2 is not being made in response to any such attempt.

    The Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of preferred stock, of which all of such shares remain undesignated ("preferred stock"). The Board of Directors, within the limitations and restrictions contained in the Certificate of Incorporation and without further action by the Company's stockholders, has the authority to issue the shares of undesignated preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control of the Company.

    The Company is also governed by Section 203 of the Delaware General Corporation Law (the "Delaware anti-takeover law"), which provides that certain "business combinations" between a Delaware corporation whose stock is generally traded on The Nasdaq Stock Market or held of record by more than 2,000 stockholders, such as the Company, and an "interested stockholder" (generally defined as a stockholder who beneficially owns 15% or more of a Delaware corporation's voting stock) are prohibited for a three-year period following the date that such stockholder became an "interested stockholder," unless certain exceptions apply. The term "business combination" is defined generally to include, among other transactions, mergers, tender offers and transactions which increase an "interested stockholder's" percentage ownership of stock in a Delaware corporation.

    While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by the Board of Directors. Moreover, the Board of Directors does not currently intend to propose additional anti-takeover measures in the foreseeable future.

BOARD OF DIRECTORS' RESERVATION OF RIGHTS

    The Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this Proposal 2, including without limitation editorial modifications or any other change to the proposed amendment to the Certificate of Incorporation which the Board of Directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.

NO DISSENTERS' RIGHTS

    Under Delaware law, stockholders are not entitled to dissenters' rights of appraisal with respect to this Proposal 2.

VOTE REQUIRED FOR APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION;
  RECOMMENDATION OF BOARD DIRECTORS

    Approval of this Proposal 2 to amend the Company's Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Annual Meeting. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against this Proposal 2.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 2000, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. PricewaterhouseCoopers LLP (including its predecessor, Coopers & Lybrand LLP) has audited the Company's financial statements annually since its fiscal year ended September 30, 1993. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

    Any stockholder desiring to submit a proposal for action at the 2000 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than October 19, 2000 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

    On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

    With respect to the Company's 2001 Annual Meeting of Stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by January 3, 2001, the Company will be allowed to use its voting authority as outlined.

OTHER MATTERS

    Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors
                                          Bob Din
                                          CHIEF EXECUTIVE OFFICER

February 14, 2000

    The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 1999 is the Company's Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on January 13, 2000 and which is being mailed concurrently with this Proxy Statement to all stockholders of record as of January 28, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY
                          EN POINTE TECHNOLOGIES, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF THE STOCKHOLDERS--MARCH 17, 2000

    The undersigned hereby nominates, constitutes and appoints Attiazaz "Bob" Din and Zubair Ahmed, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EN POINTE TECHNOLOGIES, INC. which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Stockholders of the Company to be held at the Marina/Manhattan Room at the DoubleTree Club Hotel, 1985 East Grand Avenue, El Segundo, California 90245, on March 17, 2000, at 8:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, AND 3

1.   Election of Directors  FOR all nominees listed below                       WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /        TO VOTE FOR ALL NOMINEES LISTED BELOW / /

      Election of the following nominees as directors: Attiazaz "Bob" Din, Naureen Din, Zubair Ahmed, Verdell Garroutte, and Mark Briggs

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. Approve amendments to the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 40,000,000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. Ratification of PricewaterhouseCoopers LLP as independent auditors of the Company for fiscal year ending September 30, 2000:

            / /  FOR            / /  AGAINST            / /  ABSTAIN

4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

              IMPORTANT--PLEASE SIGN AND DATE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                                              Date _______________________, 2000

                                              __________________________________

                                              __________________________________
                                                  (Signature of stockholder)

                                              Please sign your name exactly as
                                              it appears hereon. Executors,
                                              administrators, guardians,
                                              officers of corporations and
                                              others signing in a fiduciary
                                              capacity should state their full
                                              titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.